GOOGLE SEARCH AND ADVERTISING SERVICES AGREEMENT

This Google Search and Advertising Services Agreement (“GSA”) is entered into by Google Ireland Limited, whose principal place of business is at Gordon House, Barrow Street, Dublin 4 (“Google”) and Babylon Ltd whose registered office is at 10 Hatasi, Or Yehuda, 60212 Israel (“Company”) and is effective from 1st January 2011 (“GSA Effective Date”).

INTRODUCTION

(A)	Google and Company have agreed that Google will provide certain of its search and advertising related services to Company, as listed in one or more Order Forms.

(B)	Each Order Form will form a separate (and separately terminable) agreement between Company and Google on the terms contained in the Order Form and in this GSA.

AGREED TERMS

1.	Definitions

1.1	In this GSA and any Order Form(s):

“Ad” means an advertisement forming part of an Ad Set;

“Ad Revenues” means the AdSense Revenues and ADX Revenues;

“Ad Set” means a set of one or more advertisements provided through the applicable Advertising Services;

“Advertising Services” means the AdSense Services and/or the ADX Services (if ordered);

“AdSense Revenues” means, for each of the AdSense Services, for any period during the Term, revenues that are recognised by Google and attributed to Ads displayed to End Users in that period in accordance with the applicable Agreement;

“AdSense Services” means the AdSense services listed on the front pages of the applicable Order Form, as updated by [* * *] from time to time;

“AdSense Site” means, for the AdSense Services, the web site(s) located at the URL(s) listed on the front pages of the applicable Order Form in the AdSense Services section, together with any additional URL(s) approved by Google from time to time in accordance with clause 6.3(a) of this GSA;

“ADX” means Google Doubleclick Ad Exchange;

“ADX Guidelines” means the guidelines applicable to the ADX Services, as provided by Google to Company from time to time;

“ADX Revenues” means, for the ADX Services, for any period during the Term, revenues that are recognised by Google and attributed to Ads displayed to End Users in that period in accordance with the applicable Agreement;

“ADX Services” means the ADX services listed on the front pages of the applicable Order Form, as updated by Google from time to time;

“ADX Site” means the website(s) located at the URL(s) submitted by Company in writing to Google or through the ADX user interface, together with additional URL(s) submitted to Google from time to time under clause 6.3(a) of this GSA;

“AFC” means the provision of content and/or placement targeted hyperlinked advertisements via Google’s AdSense for Content Service under the applicable Agreement;

“AFS” means the provision of keyword targeted hyperlinked advertisements via Google’s AdSense for Search Service under the applicable Agreement;

“Agreement” means an agreement between Company and Google on the terms contained in the applicable Order Form and this GSA;

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

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“Approved Client Application” means, for each of the Services, any application, plug-in, helper, component or other executable code that runs on a user’s computer and is approved for the purpose of accessing those Services, as stated in the applicable Order Form or as otherwise agreed between the parties from time to time in writing;

[* * *];

“Client ID” means an alphanumeric code as provided by Google to Company from time to time to be used to identify each Request;

[* * *];

“Company Content” means any content served to End Users that is not provided by Google;

“Company Partner” means, in respect of the ADX Site(s): (i) the owner (if not Company) of those Sites (if Company is not the owner of the ADX Site(s)); (ii) the third party with which Company is co-branding the ADX Site(s); or (iii) the third party for which Company is providing the Site on a white label basis;

[* * *];

“Confidential Information” means information disclosed by (or on behalf of) one party to the other party under this GSA or any Agreement that is marked as confidential or, from its nature, content or the circumstances in which it is disclosed, might reasonably be supposed to be confidential. It does not include information that the recipient already knew, that becomes public through no fault of the recipient, that was independently developed by the recipient or that was lawfully given to the recipient by a third party;

“End Users” means individual human end users of a Site, Approved Client Application or Feed;

“Equivalent Ads” means any advertisements that are the same as or substantially similar in nature to the AFS Ads provided by Google under any Agreement.

“Feed” means any RSS, or variant, feed containing content from a Site as made available by the Company from time to time;

[* * *];

[* * *];

“Google Brand Features” means Google’s trade names, trademarks, logos and other distinctive brand features;

“Google Branding Guidelines” means the then-current brand treatment guidelines applicable to the AdSense Services and Search Services which may be found at the following URL: http://www.google.com/wssynd/02brand.html (or such other URL Google may provide from time to time);

“Google Program Guidelines” means the policy and implementation guidelines applicable to the AdSense Services and Search Services, including any client application guidelines (where applicable), as notified to Company by Google from time to time;

“Google Technical Protocols” means the Google technical protocols and other technical requirements and specifications applicable to the Services as notified to Company by Google from time to time;

“Group Company” means in relation to each of the parties, any corporate body that (directly or indirectly) controls, is controlled by or is under common control with that party;

“Intellectual Property Rights” means all copyright, moral rights, patent rights, trade marks, rights in or relating to databases, rights in or relating to confidential information and any other intellectual property rights (registered or unregistered) throughout the world;

“Net AdSense Revenues” means, for each of the AdSense Services, for any period during the Term, AdSense Revenues for that period [* * *];

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

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“Order Form” means a fully executed Google order form which incorporates this GSA;

[* * *];

[* * *];

“Request” means a request from Company or an End User to Google for a Search Results Set and/or an Ad Set (as applicable);

“Results” means Search Results Sets, Search Results, Ad Sets and/or Ads;

“Results Page” means any Site page, or page forming the content in a Feed, which contains any Results;

“Search Box” means a search box or other means approved by Google for the purpose of sending search queries to Google as part of a Request;

[* * *];

“Search Query” means (a) a text query submitted directly on a Site or through any Approved Client Application by an End User by way of a Search Box, [* * *];

“Search Result” means a search result forming part of a Search Results Set;

“Search Results Set” means a set of one or more search results provided through the applicable Search Services;

“Search Services” means the search services listed on the front pages of the applicable Order Form;

“Search Site” means, for the Search Services, the web site(s) located at the URL(s) listed on the front pages of the applicable Order Form in the Search Services section, together with any additional URL(s) approved by Google from time to time in accordance with clause 6.3(a) of this GSA;

“Services” means the Advertising Services and/or Search Services (as applicable);

“Site” means, the Search Site(s), the AdSense Site(s) and/or the ADX Site(s), as applicable;

“Term” means the term as stated in the applicable Order Form; and

“Valid Request” means a Request received by Google which: (i) contains the applicable Client ID; (ii) conforms to the applicable Google Technical Protocols; (iii) is not generated by any automated, deceptive, fraudulent or other invalid means (including robots, macro programs, and internet agents) as reasonably determined by Google.

“Year” means, during the Term (as applicable): (a) a period of 12 months commencing on the Order Form Effective Date; or (b) any subsequent 12 month period thereafter, each commencing on the anniversary of the Order Form Effective Date;

“Year One” means the first period of 12 months starting from the Order Form Effective Date.

1.2	The words “include” and “including” will not limit the generality of any words preceding them.

2.	Implementation Requirements

2.1	Launch of the AdSense Services and Search Services

(a)	The parties will each use their reasonable endeavours to launch the AdSense Services and Search Services into live use within [* * *] days from the effective date of the applicable Order Form.

(b)	Company will not put its implementation of the AdSense Services and Search Services for a Site into live use (or any amended implementation pursuant to clause 6.2a or b) until Google has notified Company that the implementation for that Site is approved (this approval not to be unreasonably withheld or delayed).

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

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2.2	Implementation

(a)	Implementation of Services on a Site, Approved Client Application or through a Feed is conditional on Company or, in the case of ADX Services, on Company or Company Partner:

(i)	being the technical and editorial decision maker in relation to each page, including Results Pages, on which the Services are implemented; and

(ii)	having control over the way in which the Services are implemented on each of those pages;

(b)	Company will ensure that the AdSense Services and Search Services are implemented and maintained in accordance with:

(i)	the applicable Google Technical Protocols;

(ii)	the applicable Google Branding Guidelines;

(iii)	the applicable Google Program Guidelines; and

(iv)	the mock ups and specifications for such AdSense Services and Search Services set out in the exhibits to the applicable Order Form, unless otherwise approved by Google or permitted in accordance with clause 6.2(a), (b) or (c).

If there is any conflict between: (a) the items listed in 2.2(b) (i), (ii) and (iii); and (b) the mock ups and specifications referred to in 2.2(b) (iv), then the items listed in 2.2(b) (i), (ii) and (iii) shall take precedence over 2.2(b) (iv), and Company shall make all changes requested by Google in respect of the implementation of the AdSense Services and Search Services to resolve such conflict.

(c)	Company will ensure that the ADX Services are implemented and maintained in accordance with:

(i)	the applicable Google Technical Protocols; and

(ii)	the ADX Guidelines.

2.3	Requests

(a)	Google will:

(i)	for each Valid Request received by it, where available provide a Search Results Set or an Ad Set (as applicable); and

(ii)	[* * *].

(b)	Company will:

(i)	ensure that every Search Query generates a Request containing that Search Query;

(ii)	ensure that all Requests are sent to Google without editing, modifying or filtering the Requests or any Search Queries contained in the Requests individually or in the aggregate; and

(iii)	display the Search Results Sets and/or Ad Sets (as applicable) on the applicable Site or as part of the applicable Feed.

2.4	[* * *]

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

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3.	[* * *]

4.	Policy and Compliance Obligations

4.1	Company will not, and will not knowingly or negligently allow any third party to:

(a)	modify, obscure or prevent the display of all, or any part of, any Results;

(b)	edit, filter, truncate, append terms to or otherwise modify any Search Query;

(c)	implement any click tracking or other monitoring of Results;

(d)	display any Results in pop-ups, pop-unders, exit windows, expanding buttons, animation or other similar methods;

(e)	interfere with the display of or frame any Results Page or any page accessed by clicking on any Results;

(f)	display any content between any Results and any page accessed by clicking on those Results or place any interstitial content immediately before any Results Page containing any Search Results;

(g)	enter into any type of co-branding, white labeling or sub-syndication arrangement with any third party in connection with any Results or Ad revenue (including any arrangement under which a third party pays to or receives from Company any fees, revenue share or other amounts in return for the display of Results), except that Company may enter into an arrangement with a Company Partner in accordance with the relevant Agreement where the ADX Services are implemented on the ADX Site(s) of that Company Partner;

(h)	directly or indirectly: (i) offer incentives to End Users to generate Requests or clicks on Results; (ii) fraudulently generate Requests or clicks on Results; or (iii) modify Requests or clicks on Results;

(i)	“crawl”, “spider”, index or in any non-transitory manner store or cache information obtained from the Services (including any Results);

(j)	display on any Site, Approved Client Application or Feed, any content that violates or encourages conduct that would violate any applicable laws, any third party rights, the Google Program Guidelines or Google Technical Protocols applicable to the AdSense Services or Search Services, or the ADX Guidelines applicable to the ADX Services, as notified to Company by Google from time to time;

(k)	send Requests to Google which are not Valid Requests; or

(l)	provide End Users with access (directly or indirectly) to any Results or Services using any application, plug-in, helper, component or other executable code that runs on a user’s computer, other than an Approved Client Application.

4.2	Google may generate a reasonable number of Requests or make a reasonable number of uncompensated clicks on any Results at any time to check that that the Services continue to be implemented in accordance with the applicable Agreement and are functioning well.

5.	Compliance

5.1	Company will not knowingly or negligently allow any use of or access to the Services through any Site, Approved Client Application or Feed which is not in compliance with the terms of the applicable Agreement or not otherwise approved by Google. Company will use its reasonable endeavours to monitor for any such access or use and will, if any such access or use is detected, take all reasonable steps requested by Google to disable this access or use. Notwithstanding clause 15.2, if Company is not in compliance with this GSA or any Agreement at any time, Google may, with notice to the Company, suspend provision of all (or any part of) the applicable Services until Company implements adequate corrective modifications as reasonably required and determined by Google.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

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5.2	Company will procure that Company Partner uses, or accesses the ADX Services, including Results, in accordance with this GSA and any Agreement, as if Company’s obligations in this GSA and any Agreement were obligations on Company Partner. Company will not provide Company Partner with access to the ADX user interface. Company accepts full liability for the actions and/or inactions of the Company Partner as if such actions and/or inactions were Company’s own.

6.	Changes and Modifications

6.1	By Google. If Google modifies any Google Branding Guidelines, Google Program Guidelines, Google Technical Protocols or ADX Guidelines and the modification requires action by Company then, subject to clause 6.2(e), Company will complete the necessary action no later than 30 days from receipt of notice from Google of the modification.

6.2	By Company

(a)	Unless approved in writing in advance by Google, Company will not make any changes in relation to:

(i)	the display or implementation of the Search Box, including changes to the format, size or placement of the Search Box;

(ii)	the display of Search Results Sets, Search Results, AFC Ad Sets or AFC Ads on a Results Page, including changes to their number, colour, font, size or placement or the extent to which they are clickable;

(iii)	the display of Equivalent Ads, AFS Ad Sets or AFS Ads on a Results Page, including changes to their number, colour, font, size or placement or the extent to which they are clickable; or

(iv)	the use of any Google Brand Features or other attribution or similar wording.

(b)	Where Company requests approval pursuant to clause 6.2(a)(iii), Google may only withhold its approval on grounds that the proposed change would be in breach of the applicable Agreement or the Google Branding Guidelines and Google may not withhold its approval on purely commercial grounds. If Google does not respond to any such request for approval within 15 business days of receipt from Company, such approval shall be deemed given by Google. Notwithstanding the foregoing, Company shall at all times comply with the requirements of clause 7.2(b).

(c)	Subject to clauses 6.2(a) and (b), Company may update the design and content of any Site, Approved Client Application or Feed in a manner consistent with its obligations under this Agreement.

(d)	Company will provide Google with at least fifteen (15) days advance notice of any change in code or serving technology that could reasonably be expected to affect use of the Services.

(e)	If a fault in Company’s implementation of the Services (or any of them) could cause or is causing an interruption or degradation of the Services (or any of them), Company will make the required fixes or changes as soon as reasonably possible.

6.3	Site List Changes

(a)	Company may notify Google from time to time that it wishes to add additional URLs to those comprising the AdSense Site(s) or Search Site(s), such notification to be sent to Google at least 30 days (or such shorter period as Google may agree) before Company wishes the addition to take effect. Google may approve or disapprove the request at its reasonable discretion, this approval or disapproval to be in writing.

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(b)	Company may notify Google from time to time that it wishes to add additional URLS or remove URL(s) to those comprising the ADX Site(s) by either sending notice to Google or adding or removing the URL(s) through the ADX user interface.

(c)	If there is any change in control of any Site or Feed (such that the conditions set out in clause 2.2 (a) are not met):

(i)	Company will notify Google at least 30 days in advance of the change;

(ii)	unless the entire applicable Agreement is assigned to a third party in accordance with clause 16.3, from the date of such change that Site or Feed will be treated as removed from the applicable Order Form and Company will ensure that from that date the Services are no longer implemented on that Site or through the applicable Feed(s).

7.	Similar Services

7.1	[* * *]

7.2	AdSense for Search. The parties agree that: [* * *].

7.3	General. Subject to clauses 7.1 and 7.2, Company may display [* * *] anywhere on any page of any Site, through any Approved Client Application or as part of any Feed.

8.	Intellectual Property Rights

Except to the extent expressly stated otherwise in this GSA or any Agreement, neither party will acquire any right, title, or interest in any Intellectual Property Rights belonging to the other party, or the other party’s licensors.

9.	Trade mark licence

9.1	Google grants to Company a non-exclusive and non-sublicensable licence during the Term to use the Google Brand Features solely to fulfil Company’s obligations under the applicable Agreement in accordance with its terms and subject to compliance with the Google Branding Guidelines in respect of the AdSense Services and/or Search Services.

9.2	All goodwill arising from the use by Company of the Google Brand Features will belong to Google.

9.3	Company hereby grants to Google a non-exclusive and non-sublicensable licence during the Term to include Company’s name and logo in presentations, marketing materials and customer lists (including, but not limited to, in customer lists posted on Google’s web sites and in screen shots of Company’s implementation of the Services).

9.4	All goodwill arising from the use by Google of the Company Brand Features will belong to Company.

9.5	[* * *].

10.	Payment

10.1	Search Services

(a)	Company will pay the search fees stated on the applicable Order Form to Google within [* * *] days of the date of invoice.

(b)	The number of Requests for Search Results Sets as reported by Google will be the number used in calculating payments owed to Google under the applicable Agreement.

(c)	Google will invoice Company for all Search Services [* * *].

10.2	AdSense Services

For each of the AdSense Services, Google will pay to Company [* * *].

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

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10.3	ADX Services

For the ADX Services, Google will pay to Company [* * *] the percentage of the ADX Revenues stated in the applicable Order Form, provided the [* * *] amount owed to Company in a given month is above the minimum set forth in the ADX Guidelines.

10.4	All Services

(a)	If, at any point during the applicable Term, any taxes (other than taxes based on Google's net income) are, or become, payable in relation to the provision of the Services by Google to Company, Company will be responsible for paying such taxes. All payments to Company from Google in relation to the Services will be treated as inclusive of tax (if applicable) and will not be adjusted. If Google is obliged to withhold any taxes from such payments to Company, Google will notify Company of this and will make such payments net of the withheld amounts. Google will provide Company with original or certified copies of tax payments (or other sufficient evidence of tax payments) if any of these payments are made by Google.

(b)	In respect of the Search Services and the AdSense Services, all payments due to Google or to Company will be in the currency specified in the applicable Order Form and made by electronic transfer to the account notified to the paying party by the other party for that purpose. In respect of the ADX Services, all payments to Company will be in the form of payment and currency specified by Company in the ADX user interface. In all cases, the party receiving payment will be responsible for any bank charges assessed by the recipient's bank.

(c)	Google will, unless it has notified Company otherwise, set off the search fees payable by Company under an Agreement against Google’s payment obligations to Company under that Agreement.

(d)	If Google recognises any ad revenues in error or otherwise overpays Company for any reason, Google will, unless it has notified Company otherwise, set off the overpaid amounts against Google’s payment obligations to Company under the Agreement to which the overpaid amounts related or require Company to pay to Google within [* * *] days of an invoice, any such overpaid amounts.

(e)	Google or Company (as applicable) may charge interest at the rate of [* * *] above the base rate of Barclays Bank PLC from time to time, from the due date until the date of actual payment, whether before or after judgment: (i) in the case of Google, on any fee for Search Services which is overdue; and (ii) in the case of Company, on any payments to be made by Google to Company in relation to Advertising Services which are overdue, unless such payments have been set off.

11.	Warranties

11.1	Each party warrants to the other that it will use reasonable care and skill in complying with its obligations under this GSA and any Agreement(s).

11.2	No conditions, warranties or other terms apply to any Services or to any other goods or services supplied by Google under this GSA or any Agreement unless expressly set out in this GSA or the applicable Agreement. Subject to clause 13.1(b), no implied conditions, warranties or other terms apply (including any implied terms as to satisfactory quality, fitness for purpose or conformance with description).

12.	Indemnities

12.1	If either:

(a)	Company receives a claim from a third party that either Google’s or any Google Group Company’s technology used to provide the Services or, where Company has ordered the Search Services and/or AdSense Services, any Google Brand Feature infringe(s) any Intellectual Property Rights of that third party; or

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

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(b)	Google receives a claim from a third party that the Company Content, Site and/or Approved Client Application (if any) infringe(s) any Intellectual Property Rights of that third party or a claim from a Company Partner relating to any use of, or access to, the ADX Services, or the implementation or display of Ads on a Site of a Company Partner;

(c)	(in each case, an “IP Claim”) then the party which received such IP Claim (the “Recipient”) will:

(i)	promptly notify the other party;

(ii)	provide the other party with reasonable information, assistance and cooperation in responding to and, where applicable, defending such IP Claim; and

(iii)	give the other party full control and sole authority over the defence and settlement of such IP Claim. The Recipient may appoint its own supervising counsel of its choice at its own expense.

12.2	Provided the Recipient complies with clause 12.1(i) to (iii) and subject (if applicable) to clause 12.3, the party notified in accordance with clause 12.1(i) (the “Indemnifying Party”) will accept full control and sole authority over the defence and settlement of such IP Claim and will indemnify the Recipient against all damages and costs awarded for such IP Claim, settlement costs approved in writing by the Indemnifying Party in relation to such IP Claim, reasonable legal fees necessarily incurred by the Recipient in relation to such IP Claim and reasonable costs necessarily incurred by the Recipient in complying with clause 12.1(i) to (iii).

12.3	Google will not have any obligations or liability under this clause 12 in relation to any IP Claim arising from any:

(a)	use of the Services or Google Brand Features in a modified form or in combination with materials not furnished by Google;

(b)	content, information or data provided to Google by Company, End User or any other third parties;

(c)	Search Resulting or Ads or any third party Web sites or content to which such Search Results or Ads may link;

(d)	acts or omissions by Company Partner.

12.4	Google may (at its sole discretion) suspend Company’s use of any Services or Google Brand Features which are alleged, or believed by Google, to infringe any third party’s Intellectual Property Rights, or to modify such Services or Google Brand Features to make them non-infringing. [* * *]. If any suspension of Services under this clause continues for more than [* * *] days, Company may, at any time until use of the applicable Services is reinstated, terminate the applicable Agreement immediately upon written notice.

12.5	This clause 12 states the parties’ entire liability and exclusive remedy with respect to infringement of a third party’s Intellectual Property Rights.

13.	Limitation of Liability

13.1	Nothing in this GSA or any Agreement will exclude or limit either party’s liability for:

(a)	death or personal injury resulting from the negligence of either party or their servants, agents or employees;

(b)	fraud or fraudulent misrepresentation;

(c)	misuse of Confidential Information.

13.2	Save to the extent that this GSA expressly states otherwise, nothing in this GSA or any Order Form will exclude or limit either party’s liability under clause 12 (Indemnities).

13.3	Subject to clauses 13.1 and 13.2, neither party will be liable under any Agreement (whether in contract, tort or otherwise) for any special, indirect or consequential losses (whether or not such losses were within the contemplation of the parties at the date of this Agreement) suffered or incurred by the other party.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

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(a)	Subject to clauses 13.1, 13.2 and 13.3, each party's aggregate liability under any Agreement (whether in contract, tort or otherwise) arising in any Year, is limited as follows:

(b)	in the case of Google, to 125% of the total amount of:

(c)	fees paid and payable by Company to Google under the applicable Agreement in the immediately preceding Year; plus

(d)	Net AdSense Revenues accrued under the applicable Agreement minus the percentage of such Net Ad Revenues paid and payable by Google to Company in the immediately preceding Year; plus

(e)	the ADX Revenues accrued under the applicable Agreement paid and payable by Google to Company in the immediately preceding Year;

(f)	in the case of Company, to 125% of the total amount paid and payable by Google to Company under the applicable Agreement in the immediately preceding Year.

If the relevant liability occurs in Year One, the amounts referred to above in (a) and (b) shall be calculated on a pro-rata basis, as 125% of X/Y x Z. Where:

In the case of clause 13.3(b), X = (a) the fees paid and payable by Company to Google under the applicable Agreement in Year One up until the date when the relevant liability is required to be assessed (the “Applicable Time”); plus (b) the Net Ad Revenues accrued under the applicable Agreement minus the percentage of such Net Ad Revenues paid and payable by Google to Company in Year One up until the Applicable Time; plus (c) the ADX Revenues accrued under the applicable Agreement paid and payable by Google to Company in Year One up until the Applicable Time;

In the case of clause 13.3(f), X = the total amount paid and payable by Google to Company under the applicable Agreement in Year One up until the Applicable Time;

Y = the number of days elapsed in Year One up until the Applicable Time; and

Z = 365.

14.	Confidentiality

14.1	The recipient of any Confidential Information will not disclose that Confidential Information, except to Group Companies, employees and/or professional advisors who need to know it and who have agreed in writing (or in the case of professional advisors are otherwise bound) to keep it confidential. The recipient will ensure that those people and entities: a) use such Confidential Information only to exercise rights and fulfil obligations under this Agreement, and b) keep such Confidential Information confidential. The recipient may also disclose Confidential Information when required by law after giving reasonable notice to the discloser, such notice to be sufficient to give the discloser the opportunity to seek confidential treatment, a protective order or similar remedies or relief prior to disclosure.

14.2	Notwithstanding clause 14.1 above, and except, in respect of ADX Services, as specified by Company’s anonymity preferences selected in the ADX user interface, Google may: (i) share Site-specific statistics, the Site URL(s), and related information collected by Google through its provision of the Advertising Services to Company with advertisers or potential advertisers; (ii) share know how gained by Google through its provision of the Services to Company (including sharing information illustrating this know how presented in an anonymised or aggregated form) with third parties. In either case, this sharing of information will not include any sharing of personally identifying information.

14.3	Notwithstanding clause 14.1 above, Company may disclose to Company Partner, or to any other third party, the ADX reports provided by Google to Company. Company shall not disclose to any Company Partners, or any other third party, the Percentage of ADX Revenues payable to Company, or any information that could allow such Company Partners or third party to calculate the Percentage of ADX Revenues payable to Company.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

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14.4	Company will ensure that at all times during the applicable Term, Company or, in the case of ADX Services, Company and Company Partner has a clearly labelled and easily accessible privacy policy in place relating to the applicable Site(s) and that this privacy policy:

(a)	clearly discloses to End Users that third parties may be placing and reading cookies on End Users’ browsers or using web beacons to collect information in the course of advertising being served on the applicable Site(s); and

(b)	includes information about End Users’ options for cookie management.

14.5	Google may migrate data derived from Company’s use of the DoubleClick Advertising Exchange to ADX. The parties agree that any data migrated to ADX will be subject solely to the terms of this GSA or any Agreement.

14.6	Neither party will issue any press release regarding this GSA or any Agreement without the other’s prior written approval.

15.	Term and Termination

15.1	This GSA will commence on the GSA Effective Date and remain in force until it terminates or expires in accordance with its terms. Each Agreement shall (unless earlier terminated in accordance with its terms) remain in force for the Term, at the end of which it shall expire automatically.

15.2	Without prejudice to clause 5.1, a party may suspend performance under any Agreement (in whole or in respect of a page of a Site, a Site or Sites) and/or terminate any Agreement (in whole) or remove a page of a Site, a Site or Sites from any Agreement with immediate effect, if the other party:

(a)	is in material breach of the Agreement where the breach is incapable of remedy;

(b)	is in material breach of the Agreement where the breach is capable of remedy and fails to remedy that breach within [* * *] days after receiving written notice of such breach; or

(c)	is in material breach of the Agreement more than [* * *] even if the previous breaches were remedied,

provided (in each case) that any such suspension or removal of a page(s) or Site(s) may only take effect in relation to the page(s) or Site(s) on (or in respect of which) the relevant breach has occurred.

15.3	A party may suspend performance and/or terminate this GSA (and all Agreements) with immediate effect, if:

(a)	the other party enters into an arrangement or composition with or for the benefit of its creditors, goes into administration, receivership or administrative receivership, is declared bankrupt or insolvent or is dissolved or otherwise ceases to carry on business; or

(b)	any analogous event happens to the other party in any jurisdiction in which it is incorporated or resident or in which it carries on business or has assets.

15.4	A party may terminate this GSA (and all Agreements) immediately upon written notice if there is a Change of Control of the other party. In this clause the term “Control” will mean the possession by any person(s) directly or indirectly of the power to direct or cause the direction of another person and “Change of Control” is to be construed accordingly. The party experiencing such Change of Control will notify the other party in writing of this as soon as reasonably possible (and if possible before such Change of Control takes effect) but in any event within [* * *] days after the date on which the Change of Control takes effect. If the terminating party has not exercised its right of termination under this clause within [* * *] days after the date of receiving the notice, that right of termination will expire.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

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15.5	Google has the right (in its sole discretion) with [* * *] days notice to Company to remove or require Company to remove the AFC Services from any Site (or part of a Site) on which the AFC RPM falls below US$[* * *] for the previous calendar month. For the purposes of this clause 15.5, “AFC RPM” means AFC AdSense Revenues per one thousand AFC Requests. [* * *].

15.6	[* * *].

15.7	The parties acknowledge that following any removal of the AFC Services from any Site or termination of an Agreement pursuant to clause 15.5 or 15.6, Company may continue to receive the applicable Google advertising services in relation to the relevant Site (or part of a Site) by entering into an online agreement with Google in respect of such services and Site.

15.8	Upon the expiration or termination of this GSA for any reason:

(a)	all rights and licences granted by each party will cease immediately;

(b)	[* * *];

(c)	if requested, each party will use its reasonable endeavours to promptly return to the other party, or destroy and certify the destruction of, all Confidential Information disclosed to it by the other party.

15.9	The termination or expiration of an individual Agreement will not have the effect of terminating any other Agreement or this GSA unless expressly agreed to by the parties in writing. If an Agreement (but not this GSA) terminates or expires, all rights and licences granted by Google to Company under that Agreement will cease immediately. Termination or expiration of all Agreements will result in the expiration of this GSA on the same date on which the last Agreement terminates or expires.

16.	General

16.1	All notices of termination or breach must be in English, in writing, addressed to the other party’s Legal Department and sent to Company’s postal address, fax number or email address identified for legal notices on the applicable Order Form or to [* * *] (as applicable) or such other address as either party has notified the other in accordance with this clause. All notices will be deemed to have been given on receipt as verified by written or automated receipt or electronic log (as applicable).

16.2	All other notices must be in English, in writing (which for these purposes may include an email), addressed to the other party’s primary contact and sent to their then current postal address or email address.

16.3	Neither party may assign any of its rights or obligations under this GSA or any Agreement without the prior written consent of the other. Where a party gives the other party such written consent: (a) the assignor shall ensure that the assignee has agreed in writing to be bound by the terms of this GSA and the applicable Agreement(s); and (b) the assignment takes effect from 23:59 on the last day of the relevant calendar month.

16.4	[* * *].

16.5	Except as expressly stated otherwise, nothing in this GSA or any Agreement will create or confer any rights or other benefits in favour of any person other than the parties to this GSA.

16.6	Except as expressly stated otherwise, nothing in this GSA or any Agreement will create an agency, partnership or joint venture of any kind between the parties.

16.7	Neither party will be liable for failure to perform or delay in performing any obligation under this GSA or any Agreement if the failure or delay is caused by any circumstances beyond its reasonable control.

16.8	[* * *].

16.9	Failure or delay in exercising any right or remedy under this GSA or any Agreement will not constitute a waiver of such (or any other) right or remedy.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

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16.10	The invalidity, illegality or unenforceability of any term (or part of a term) of this GSA or any Agreement will not affect the continuation in force of the remainder of the term (if any) and this GSA or applicable Agreement.

16.11	Subject to clause 13.1(b), this GSA and the Order Forms entered into under it set out all terms agreed between the parties in relation to its subject matter and supersede all previous agreements between the parties relating to the same. In entering into this GSA and the related Order Forms neither party has relied on any statement, representation or warranty not expressly set out in this GSA or any Order Form.

16.12	This GSA and any Agreements and any dispute (contractual or non-contractual) concerning this GSA and any Agreement(s) or their subject matter or formation (a “Dispute”) are governed by English law.

16.13	Any Dispute shall be referred to and finally resolved by arbitration under the rules of the LCIA, which rules are deemed to be incorporated by reference into this clause. The number of arbitrators shall be three. The seat, or legal place, of arbitration shall be London, England. The language to be used in the arbitration shall be English.

16.14	Clause 16.12 shall be without prejudice to the right of either party to apply to any court of competent jurisdiction for emergency, interim or injunctive relief (together “Interim Relief”). Such Interim Relief shall be subject to review and subsequent adjudication by the arbitral tribunal such that any dispute in respect of Interim Relief shall be determined by the arbitral tribunal.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

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Signed by the parties on the dates shown below.

Google		Company

By: [* * *]		By: [* * *]

Print Name: [* * *]		Print Name: [* * *]

Title: [* * *]		Title: [* * *]

Date:	23 December 2010	Date:	23.12.2010

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

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Exhibit A

[* * *]

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

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ATTACHMENT 1-A

[* * *]

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

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ATTACHMENT 1-B

[* * *]

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

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ATTACHMENT 1-C

[* * *]

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

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